SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 12. Results of Operation and Financial Condition

The information included in this Current Report on Form 8-K, including the press release attached hereto as an exhibit, is being furnished, not filed, pursuant to Item 12 of Form 8-K.

On May 13, 2003, PG&E Corporation issued the press release attached hereto as an exhibit announcing financial results for the quarter ended March 31, 2003.

PG&E Corporation presents results and guidance on an "earnings from operations" basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management's judgment, are not reflective of the normal course of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated: May 13, 2003

EXHIBIT

[PG&E Corporation Logo]                                                               NEWS

FOR IMMEDIATE RELEASE                                                  May 13, 2003

CONTACT: PG&E Corporation

PG&E CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS
  PG&E Corporation reported a total net loss of $0.93 per share for the first quarter of 2003, compared with total net income of $1.71 per share for the same quarter last year. (All "per share" amounts in this release are presented on a diluted basis.)
  Earnings from operations for PG&E Corporation and Pacific Gas and Electric Company combined were $0.45 per share, compared with $0.50 per share for the same quarter last year.
  Pacific Gas and Electric Company's earnings from operations, without headroom, were $0.45 per share, compared with $0.44 per share for the same quarter last year.
  PG&E National Energy Group (PG&E NEG) reported a loss of $0.69 per share compared with net income of $0.10 per share for the same quarter last year.

(San Francisco) -- PG&E Corporation (NYSE: PCG) reported a total net loss of $354 million, or $0.93 per share, for the first quarter of 2003, compared with total net income of $631 million, or $1.71 per share, for the first quarter of 2002. Reported results for the first quarter primarily reflect ongoing restructuring measures at PG&E National Energy Group (PG&E NEG), and headroom at Pacific Gas and Electric Company, which appears as a charge because generation-related costs were greater than generation-related revenues for the quarter. Reported results also include incremental interest costs and bankruptcy costs associated with the California energy crisis.

Earnings from operations for PG&E Corporation and Pacific Gas and Electric Company on a consolidated basis were $172 million, or $0.45 per share, for the first quarter, compared with $183 million, or $0.50 per share for the same quarter last year.

Earnings from operations are presented for PG&E Corporation and Pacific Gas and Electric Company only, and exclude certain income and expenses that are included in results based on generally accepted accounting principles, or GAAP. Earnings from operations exclude headroom at Pacific Gas and Electric Company, and various non-operating items at the utility and the Corporation which are reflected on the attachment as "Items Impacting Comparability."

At the utility, charges for generation-related costs in excess of generation-related revenues were $181 million, or $0.47 per share, compared with income due to generation-related revenues in excess of generation-related costs of $176 million, or $0.48 per share, in the first quarter of 2002. (Headroom, the difference between generation-related revenues and generation-related costs, is lowest in the first quarter historically, and is forecast to be positive for the full year 2003.)

The utility's first quarter generation-related costs were higher due to DWR bond charges, a change in the methodology for calculating remittances to the California Department of Water Resources (DWR), and the need to purchase more power from outside sources while maintenance was conducted at Diablo Canyon Nuclear Power Plant. Generation-related revenues were lower as a result of lower demand stemming from mild weather and seasonal rates, which are lower in winter.

Items impacting comparability at the Corporation and Pacific Gas and Electric Company also include incremental interest costs of $71 million, or $0.19 per share, and Chapter 11 costs of $21 million, or $0.05 per share, generally consisting of external legal and financial advisory fees. These costs were partially offset by a net gain of $8 million, or $0.02 per share, reflecting the reversal of previously reserved costs for involuntary terminations of gas transportation hedges at Pacific Gas and Electric Company.

The Corporation's quarterly report on Form 10-Q, to be filed today, also discloses the earnings impact of accounting for stock options if the company were to record them as an expense. For the first quarter of 2003, accounting for stock options as an expense would have reduced earnings by $0.01 per share.

PACIFIC GAS AND ELECTRIC COMPANY

Not including headroom, the Corporation's California utility business, Pacific Gas and Electric Company, contributed $171 million, or $0.45 per share, to earnings from operations for the quarter, compared with $160 million, or $0.44 per share, for the same quarter last year.

Operational performance in Pacific Gas and Electric Company's businesses remained solid, as our utility team continued to deliver safe, reliable electric and gas service. Additionally, during the first quarter the utility continued to operate with the lowest system-wide average electric rates among the state's three largest investor-owned utilities.

Among the utility's accomplishments last quarter was the establishment of a new suite of services, known as the Safety Net program, designed to help customers prepare for and recover from power outages caused by storms and other natural and man-made disasters.

Pacific Gas and Electric Company also recently received several awards for environmental accomplishments, including the U.S. Environmental Protection Agency's Climate Protection Award for leadership and achievements in reducing greenhouse gases, two National Hydropower Association Awards for Outstanding Stewardship of America's Rivers, and its ninth consecutive Tree Line USA Award for stewardship of urban forests and tree trimming practices.

In the utility's Chapter 11 case, Pacific Gas and Electric Company currently is participating in a judicially supervised settlement conference. The settlement conference began in March, and the Bankruptcy Court issued an order staying nearly all proceedings in the confirmation trial until May 12, 2003. On April 23, 2003, the Bankruptcy Court extended this stay for an additional 30 days. A status conference for the confirmation trial is scheduled for June 16, 2003.

PG&E NATIONAL ENERGY GROUP

PG&E Corporation's national wholesale energy business, PG&E National Energy Group, reported a net loss of $261 million, or $0.69 per share, for the first quarter of this year, compared with net income of $37 million, or $0.10 per share, for the same quarter last year.

PG&E NEG completed additional restructuring steps during the first quarter, as well. Specifically, it sold its Energy Trading Canada operation, reached agreement with lenders to extend the transfer date of the GenHoldings facilities until June 30, and reached an agreement now being documented with the Shaw Group to resolve all pending disputes among Shaw and PG&E NEG and various of its subsidiaries regarding the Harquahala and Covert power plants. PG&E NEG also continued reducing its energy trading operations.

PG&E NEG continued to work with lenders and bondholders during the first quarter to explore options for restructuring that business. However, no agreement has been reached yet, and there can be no assurance that an agreement will be reached.

While PG&E NEG and its creditors continue efforts to reach an agreement, PG&E NEG has determined that any restructuring of PG&E NEG would be implemented through a Chapter 11 proceeding, whether or not the restructuring is the result of an agreement between the company and creditors, and whether or not PG&E Corporation would retain ownership of PG&E NEG.

2003 GUIDANCE

PG&E Corporation is reaffirming its earnings guidance for 2003. Estimated 2003 earnings from operations for PG&E Corporation and Pacific Gas and Electric Company remain at $1.90 - $2.00 per share, not including headroom.

PG&E Corporation presents results and guidance on an "earnings from operations" basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management's judgement, are not reflective of the normal course of operations. Earnings from operations is not a substitute or alternative for total net income presented in accordance with generally accepted accounting principles.

The estimated range for total reported earnings for 2003 for PG&E Corporation and Pacific Gas and Electric Company combined - which includes the estimated range for total headroom and estimates for items impacting comparability - is $1.40-$1.85 per share. Guidance estimates do not include PG&E National Energy Group. The attachment to this news release reconciles estimated earnings from operations with total reported earnings.

###

A conference call with the financial community will be held today at 8:30 a.m. Pacific time to discuss the Corporation's results for the quarter. The call will be open to the public on a listen-only basis via webcast. Please visit our website www.pgecorp.com for more information and instructions for accessing the webcast. A replay of the conference call will be available toll-free by calling (877) 470-0867, and also will be available on our website. International callers will be able to access the replay by dialing (402) 220-0642.

This press release and the attachment contain forward-looking statements regarding estimated earnings for 2003 with and without headroom and other items impacting comparability, that are necessarily subject to various risks and uncertainties. These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of many factors, including:

  whether the Utility is able to recover its under-collected power procurement and transition costs;
  whether the Utility is required to refund amounts previously collected;
  the outcome of the Utility's bankruptcy case and any negotiations with the Utility's creditors regarding the allowance or disallowance of claims;
  future regulatory actions regarding the Utility's procurement of power for its retail customers and the extent to which the Utility is able to timely recover in full its costs of service including its procurement costs;
  the extent to which the Utility is required to purchase power to meet its customers' needs that are not supplied by Utility-owned generation or other contractual arrangements;
  future sales levels;
  changes in the Utility's authorized revenue requirements or in the amount required to be remitted by the Utility to the DWR;
  changes in federal or state legislation or regulation;
  the outcome of regulatory proceedings and investigations;
  the growth of competition;
  the effect of compliance with existing and future environmental laws, regulations, and policies, the cost of which could be significant;
  whether the Utility incurs costs in connection with its nuclear facilities that exceed the Utility's insurance coverage and other amounts set aside for decommissioning and other potential liabilities;
  changes in accounting rules, critical accounting estimates or in the assumptions underlying critical accounting estimates;
  and other risk factors discussed in PG&E Corporation's and the Utility's SEC reports.

###

PG&E CORPORATION
CONDENSED STATEMENT OF CONSOLIDATED INCOME
(unaudited)
	Three months ended
	March 31,
	----------------------------------
(in millions, except per share amounts)	2003	2002
	------------	------------
Operating Revenues
Pacific Gas and Electric Company	$2,067	$2,453
PG&E NEG
Integrated Energy and Marketing	519	461
Interstate Pipeline Operations	64	59
Eliminations and Other	(18)	(4)
	-------------	-------------
Subtotal PG&E NEG	565	516

Other Enterprises and eliminations	(25)	(34)
	-------------	-------------
Total operating revenues	2,607	2,935
	-------------	-------------

Operating Expenses
Cost of energy - Pacific Gas and Electric Company	1,027	149
Cost of energy - National Energy Group and other	364	306
Operating expenses including depreciation	1,110	1,163
Impairments, write-offs, and other charges	200	-
Reorganization items	35	16
	-------------	-------------
Total operating expenses	2,736	1,634
	-------------	-------------
Operating Income (Loss)	(129)	1,301

Interest expense, net and other	(358)	(282)
	-------------	-------------
Income (Loss) Before Income Taxes	(487)	1,019
Income tax provision (benefit)	(209)	396
	-------------	-------------
Income (Loss) From Continuing Operations	(278)	623
Discontinued Operations	(70)	8
	-------------	-------------
Net Income (Loss) Before Cumulative Effect of a Change in an Accounting Principle	(348)	631
Cumulative effect of a change in an accounting principle
(net of income taxes of $4 million in 2003)	(6)	-
	-------------	-------------
Net Income (Loss)	$(354)	$631
	========	========
Weighted Average Common Shares Outstanding, Diluted	382	368
	-------------	-------------
Net Earnings (Loss) Per Common Share, Basic	$(0.93)	$1.73
	========	========
Net Earnings (Loss) Per Common Share, Diluted	$(0.93)	$1.71
	========	========

			Earnings per Share
	Earnings		(Diluted)
	------------------------------		-------------------------------
	Three months ended March 31,		Three months ended March 31,
	------------------------------		-------------------------------
	2003	2002 (a)	2003	2002 (a)
	------------	------------	-----------	-----------
Pacific Gas and Electric Company and Holding
Company
Pacific Gas and Electric Company	$171	$160	$0.45	$0.44
Holding Company	1	23	-	0.06
	------------	------------	-----------	-----------
Earnings from Operations	172	183	0.45	0.50
Headroom	(181)	176	(0.47)	0.48
Items Impacting Comparability (b)	(84)	235	(0.22)	0.63
	------------	------------	-----------	-----------
Reported Earnings	(93)	594	(0.24)	1.61
PG&E National Energy Group	(261)	37	(0.69)	0.10
	------------	------------	-----------	-----------
PG&E Corporation Reported Earnings	$(354)	$631	$(0.93)	$1.71
	=======	=======	=======	=======

(a)  Operating revenues and operating expenses for the three months ended March 31, 2003, reflect the adoption of a new accounting policy implementing a change from gross to net method of reporting revenues and expenses on trading activities. Amounts for trading activities for the comparative period in 2002 have been reclassified to conform with the new net presentation.

To enable accurate comparison to current year, certain previously disclosed items impacting comparability have been reclassed to the related operating entity in the prior period.

Prior period amounts have been restated to reflect the reclassification of USGenNE, Mountain View, and ET Canada operating results to discontinued operations.

(b)  Items impacting comparability for the quarter ending March 31, 2003 include the net effect of incremental interest costs of $71 million ($0.19 per share) from the increased amount and cost of debt resulting from the California energy crisis and the Utility's bankruptcy; and increased costs of $21 million ($0.05 per share) related to the Utility's bankruptcy and generally consisting of external legal consulting and financial advisory fees, partially off-set by a net gain of $8 million ($0.02 per share) principally associated with previously reserved costs of involuntary terminations of gas transportation hedges, resulting from the Utility's bankruptcy, which due to a recent regulatory ruling are now considered recoverable.

Items impacting comparability for the quarter ending March 31, 2002 include the Utility's net reversal of wholesale energy charges of $352 million ($0.95 per share) recorded in 2001; the net effect of incremental interest costs of $97 million ($0.26 per share) from the increased amount and cost of debt resulting from the California Energy Crisis and the Utility's bankruptcy and increased costs of $14 million ($0.04 per share) related to the Utility's bankruptcy and generally consisting of external legal consulting and financial advisory fees; and $6 million ($0.02 per share) of other California energy crisis costs.

Reconciliation of Guidance for Earnings from Operations

	Year Ended December 31, 2003
	--------------------------------------
Earnings from Operations EPS Guidance (1)	$1.90	$2.00
Estimated Headroom	0.50	1.00
Estimated Items Impacting Comparability
Incremental Interest Expense	(0.72)	(0.77)
Bankruptcy Related Expenses	(0.28)	(0.38)
	---------------	---------------
Reported EPS Guidance (1)	$1.40	$1.85
	=========	=========

(1) Excludes the results of PG&E NEG.

EPS guidance is based on current expectations and assumptions which management believes are reasonable and on information currently available to management. These forward-looking statements are necessarily subject to various risks and uncertainties. Actual results could differ materially from those contemplated by the forward-looking statements as a result of many factors, including:

  Whether the Utility is able to recover its under-collected power procurement and transition costs;
  Whether the Utility is required to refund amounts previously collected;
  The outcome of the Utility's bankruptcy case and any negotiations with the Utility's creditors regarding the allowance or disallowance of claims;
  Future regulatory actions regarding the Utility's procurement of power for its retail customers and the extent to which the Utility is able to timely recover in full its costs of service including its procurement costs;
  The extent to which the Utility is required to purchase power to meet its customers' needs that are not supplied by Utility-owned generation or other contractual arrangements;
  Future sales levels;
  Changes in the Utility's authorized revenue requirements or in the amount required to be remitted by the Utility to the DWR;
  Changes in federal or state legislation or regulation;
  The outcome of regulatory proceedings and investigations;
  The growth of competition;
  The effect of compliance with existing and future environmental laws, regulations, and policies, the cost of which could be significant;
  Whether the Utility incurs costs in connection with its nuclear facilities that exceed the Utility's insurance coverage and other amounts set aside for decommissioning and other potential liabilities;
  Changes in accounting rules, critical accounting estimates or in the assumptions underlying critical accounting estimates; and
  Other risk factors discussed in PG&E Corporation's and the Utility's SEC reports.